                                                                    EXHIBIT 99.3
                                                                    ------------

                      PLAN AND AGREEMENT OF DISTRIBUTION

     THIS PLAN AND AGREEMENT OF DISTRIBUTION (the "Agreement") is made as of the 3rd day of August, 2001, between Thermo Electron Corporation, a Delaware corporation ("Thermo Electron"), and Kadant Inc., a Delaware corporation ("Kadant").

                                   RECITALS
                                   --------

     WHEREAS, Thermo Electron is the holder of approximately 91% of the issued and outstanding shares of Common Stock, $.01 par value per share, of Kadant ("Kadant Common Stock"); and

     WHEREAS, it is the intention of Thermo Electron to distribute all of the issued and outstanding shares of Kadant Common Stock held by Thermo Electron to the stockholders of Thermo Electron (the "Distribution"); and

     WHEREAS, Thermo Electron and Kadant have determined that it is necessary and desirable to set forth the principal corporate transactions required to effect the Distribution and to set forth other agreements that will govern certain other matters following such Distribution.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements made herein, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     1.1 General. As used in this Agreement and the Exhibits hereto, the following terms shall have the following meanings:

          "Action" means any action, claim, suit, litigation, arbitration,
           ------
     inquiry, subpoena, discovery request, proceeding or investigation by or before any court or grand jury, any governmental or other regulatory or administrative agency or commission or any arbitration tribunal.

          "Active Employees" means, with respect to each Group, all employees
           ----------------
     actively engaged in the performance of services to, for or on behalf of any member of such Group as of the Distribution Date, including any employee who is not actively performing services because of (a) leave of absence or
     (b) disability, and the dependents of such persons (and, as applicable, the alternate payees of such persons). "Active Employees" includes, with respect to a Group, non-employee directors of Thermo Electron and Kadant providing services as a director to Thermo Electron or any member of the Thermo Electron Group and Kadant or any member of the Kadant Group, respectively, as of the Distribution Date.

          "Affiliate" means, with respect to any specified person, a person
           ---------
     that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified person; provided, however, that Thermo Electron (and its subsidiaries) shall not be deemed to be Affiliates of Kadant (and its subsidiaries), and vice versa, for purposes of this Agreement.

          "Agent" means American Stock Transfer & Trust Company, the
           -----
     distribution agent appointed by Thermo Electron to distribute the shares of Kadant Common Stock in connection with the Distribution.

          "Ancillary Agreements" means all of the agreements, instruments,
           --------------------
     understandings, assignments or other arrangements entered into in connection with the transactions contemplated hereby, including, without limitation, the Tax Matters Agreement and the Transition Services Agreement.

          "Cash" means cash and cash equivalents and available for sale
           ----
     investments shown on the consolidated balance sheet of Kadant in accordance with GAAP.

          "Code" means the Internal Revenue Code of 1986, as amended, together
           ----
     with the rules and regulations promulgated thereunder.

          "Commission" means the Securities and Exchange Commission.
           ----------

          "Debenture Redemption Event" has occurred if the Kadant Common Stock
           --------------------------
     (or other equity securities of Kadant into which the Kadant Debentures are then convertible) is neither listed for trading on a United States national securities exchange nor approved for trading on an established automated over-the-counter trading market in the United States.

          "Distributed Kadant per Share Amount" means the fraction of a share of
           -----------------------------------
     Kadant Common Stock (on a post-Reverse Split basis and rounded to no less than the fourth decimal place) obtained by dividing the number of Distribution Shares by the total number of shares of Thermo Electron Common Stock outstanding as of 5:00 p.m., Boston Time, on the Distribution Record Date.

          "Distribution" has the meaning ascribed to it in the Recitals.
           ------------

          "Distribution Date" means the date of effecting the Distribution, as
           -----------------
     determined by the Thermo Electron Board.

          "Distribution Record Date" means the date determined by the Thermo
           ------------------------
     Electron Board as of which the holders of Thermo Electron Common Stock and their respective stock holdings shall be determined for purposes of distributing Kadant Common Stock to such Thermo Electron stockholders.

          "EBITA" means, with respect to Kadant for any fiscal period, an amount
           -----
     equal to the sum of (a) Operating Income of Kadant on a consolidated basis excluding restructuring and other unusual charges or income (such as gains on sales of assets) included in Operating Income plus (b) amortization of good will and other intangible assets of Kadant on a consolidated basis for such fiscal period, all as determined in accordance with GAAP.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended,
           ------------
     together with the rules and regulations promulgated thereunder.

          "Fibergen Redemption Rights" means the redemption rights relating to
           --------------------------
     the outstanding common stock of Thermo Fibergen, which rights are guaranteed, on a subordinated basis, by Thermo Electron pursuant to the terms of the Guarantee Agreement dated September 13, 1996 by and among Kadant, Thermo Electron and the Representatives (as defined therein).

          "Fundamental Change" means (a) the acquisition by an individual,
           ------------------
     entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) other than a member of the Thermo Electron Group of beneficial ownership of any capital stock of Kadant if, after such acquisition, such individual, entity or group beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 30% or more of either (i) the then-outstanding shares of Kadant Common Stock or (ii) the combined voting power of the then-outstanding securities of Kadant entitled to vote generally in the election of directors, (b) any acquisition of the business of Kadant by consolidation with, or merger of Kadant into, any other corporation, or any merger of another corporation into Kadant, (c) any sale or transfer, in one or more transactions, of all or substantially all of the assets of Kadant (which shall not include the sale or transfer of any portion of the assets of Kadant to any corporation or corporations if each of such corporations immediately following such transfer is at least 51% owned, directly or indirectly, by Kadant), or (d) the occurrence of a Debenture Redemption Event.

          "GAAP" means generally accepted accounting principles that are (a)
           ----
     consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time, and (b) consistently applied with past financial statements of Kadant adopting the same principles; provided that a certified public accountant
                                   --------
     would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in GAAP) as to financial statements in which such principles have been properly applied.

          "Group" means the Thermo Electron Group or the Kadant Group.
           -----

          "Indebtedness" means (a) all long term debt of the Kadant Group
           ------------
     including current maturities, (b) all commercial paper obligations of the Kadant Group, (c) all notes payable and other short term borrowings of the Kadant Group, (d) all capital lease obligations of the Kadant Group, and
     (e) all indebtedness of the types described in clauses (a) - (d) above that is directly or indirectly guaranteed by any member of the Kadant Group, which, in the case of clauses (a) - (d) above, are as shown own on the consolidated financial statements of Kadant (including the footnotes thereto) determined in accordance with GAAP.

          "Indemnifiable Losses" means all losses, Liabilities, damages, claims,
           --------------------
     demands, judgments or settlements of any nature or kind, known or unknown, fixed, accrued, absolute or contingent, liquidated or unliquidated, including all reasonable costs and expenses (legal, accounting or otherwise as such costs are incurred) relating thereto, suffered by an Indemnitee, including any reasonable costs or expenses of enforcing any indemnity hereunder.

          "Indemnifying Party" means a Person who or which is obligated under
           ------------------
     this Agreement to provide indemnification.

          "Indemnitee" means a Person who or which may seek indemnification
           ----------
     under this Agreement.

          "Information Statement" means the Information Statement in the form to
           ---------------------
     be distributed to the holders of Thermo Electron Common Stock in connection with the Distribution, and as it may be amended or supplemented subsequent to such dissemination.

          "Interest Expense" means interest expense shown on the consolidated
           ----------------
     statement of income of Kadant in accordance with GAAP.

          "Interest Income" means interest income shown on the consolidated
           ---------------
     statement of income of Kadant in accordance with GAAP.

          "IRS Ruling" means the letter dated February 2001 from the Internal
           ----------
     Revenue Service to Thermo Electron in response to the Private Letter Ruling Request.

          "Kadant Board" means the Board of Directors of Kadant.
           ------------

          "Kadant Business" means all of the businesses and operations conducted
           ---------------
     at any time, whether prior to, on or after the Distribution Date, by any member of the Kadant Group, whether such businesses and operations were conducted prior to the Distribution Date by such member of the Kadant Group or by a predecessor, including Thermo Electron.

          "Kadant Common Stock" has the meaning ascribed to it in the Recitals.
           -------------------

          "Kadant Debentures" means the 4 1/2% subordinated convertible
           -----------------
     debentures due 2004 of Kadant, convertible into shares of Kadant Common Stock at a conversion price of $60.50 (on a post-Reverse Split basis) per share and guaranteed on a subordinated basis by Thermo Electron.

          "Kadant Group" means Kadant and the Kadant Subsidiaries.
           ------------

          "Kadant Indemnitees" means Kadant, each Affiliate of Kadant and each
           ------------------
     of their respective Representatives and each of the heirs, executors, successors and assigns of any of the foregoing.

          "Kadant Subsidiaries" means all Subsidiaries of Kadant.
           -------------------

          "KAI Exchange Ratio"  means a fraction, (a) the numerator of which is
           ------------------
     the closing sale price per share of Thermo Electron Common Stock (trading "regular way") on the New York Stock Exchange at the close of regular trading hours on the Distribution Date and (b) the denominator of which is the opening sale price per share of Kadant Common Stock on the American Stock Exchange at the commencement of regular trading hours on the date that is the next business day after the Distribution Date.

          "Liabilities" means any and all debts, liabilities and obligations,
           -----------
     absolute or contingent, mature or unmature, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever arising (unless otherwise specified in this Agreement), and whether or not the same would properly be reflected on a balance sheet, including all costs and expenses relating thereto, and those debts, liabilities and obligations arising under any law, rule, regulation, Action, threatened Action, order or consent decree of any governmental entity or any award of any arbitrator of any kind, and those arising under any contract, commitment or undertaking.

          "Net Capital" means, at the relevant measurement time, shareholders'
           -----------
     investment shown on the consolidated balance sheet of the Kadant Group in accordance with GAAP at such time plus Net Debt.

          "Net Debt" means, at the relevant measurement time, all Indebtedness
           --------
     of the Kadant Group on a consolidated basis at such time plus the maximum aggregate redemption price of the Fibergen Redemption Rights outstanding at the relevant measurement time, minus all Cash balances at the relevant measurement time.

          "Operating Income" means operating income shown on the consolidated
           ----------------
     statement of income of the Kadant Group determined in accordance with GAAP.

          "Person" means an individual, a partnership, a joint venture, a
           ------
     corporation, a limited liability company, a trust, an unincorporated organization or a government or any department or agency thereof.

          "Private Letter Ruling Request" means Thermo Electron's Request for
           -----------------------------
     Rulings Filed Under Section 355 of the Code dated April 7, 2000 filed with the Internal Revenue Service in connection with the Distribution, as amended.

          "Representative" means, with respect to any Person, any of such
           --------------
     Person's directors, officers, employees, agents, consultants, advisors, accountants, attorneys and representatives.

          "Reverse Split" means the reverse split of the Kadant Common Stock
           -------------
     pursuant to which each five shares of Kadant Common Stock were converted into one share of Kadant Common Stock on July 12, 2001.

          "Securities Act" means the Securities Act of 1933, as amended,
           --------------
     together with the rules and regulations promulgated thereunder.

          "Subsidiary" means, with respect to any specified Person, any
           ----------
     corporation or other legal entity of which such Person or any of its Subsidiaries controls or owns, directly or indirectly, more than 50% of the stock or other equity interest entitled to vote on the election of members to the board of directors or similar governing body; provided, however, that for purposes of this Agreement, Kadant and the Kadant Subsidiaries shall not be deemed to be Subsidiaries of Thermo Electron or any of the Thermo Electron Subsidiaries.

          "Tax Matters Agreement" means the Tax Matters Agreement between Thermo
           ---------------------
     Electron and Kadant substantially in the form attached hereto as Exhibit A,
                                                                      ---------
     with such changes as may be mutually satisfactory to Thermo Electron and Kadant; such Tax Matters Agreement providing for, among other things, the allocation of certain liabilities with respect to federal, state and local income taxes and the procedures for filing returns with respect to such taxes.

          "Thermo Electron Board" means the Board of Directors of Thermo
           ---------------------
     Electron.

          "Thermo Electron Business" means all of the businesses and operations
           ------------------------
     conducted at any time, whether prior to, on or after the Distribution Date, by any member of the Thermo Electron Group (including Viasys Healthcare Inc.), other than the Kadant Business.

          "Thermo Electron Common Stock" means the Common Stock, $1.00 par value
           ----------------------------
     per share, of Thermo Electron.

          "Thermo Electron Group" means Thermo Electron and the Thermo Electron
           ---------------------
     Subsidiaries.

          "Thermo Electron Indemnitees" means Thermo Electron, each Affiliate of
           ---------------------------
     Thermo Electron (including Viasys Healthcare Inc. and its Subsidiaries) and each of their respective Representatives and each of the heirs, executors, successors and assigns of any of the foregoing.

          "Thermo Electron Subsidiaries" means all Subsidiaries of Thermo
           ----------------------------
     Electron, other than Kadant and the Kadant Subsidiaries.

          "Thermo Electron Trademarks" means the "Thermo" name and logo and
           --------------------------
     related tradenames and marks used in the Kadant Business as of the Distribution Date.

          "Thermo Fibergen" means Thermo Fibergen Inc., a majority-owned
           ---------------
     subsidiary of Kadant.

          "Thermo Fibergen Common Stock" means the Common Stock, $.01 par value
           ----------------------------
     per share, of Thermo Fibergen.

          "Third-Party Claim" means any claim, suit, arbitration, injury,
           -----------------
     proceeding or investigation by or before any court, any governmental or other regulatory or administrative agency or commission or any arbitration tribunal asserted by a Person who or which is neither a party hereto nor an Affiliate of a party hereto.

          "TMO Adjustment Ratio" means a fraction, (a) the numerator of which is
           --------------------
     the closing sale price per share of Thermo Electron Common Stock (trading "regular way") on the New York Stock Exchange at the close of regular trading hours on the Distribution Date and (b) the denominator of which is the opening sale price per share of Thermo Electron Common Stock on the New York Stock Exchange at the commencement of regular trading hours on the date that is the next business day after the Distribution Date.

          "TMO/KAI Exchange Ratio"  means a fraction, (a) the numerator of which
           ----------------------
     is the closing sale price per share of Kadant Common Stock (trading "regular way") on the American Stock Exchange at the close of regular trading hours on the Distribution Date and (b) the denominator of which is the opening sale price per share of Thermo Electron Common Stock on the New York Stock Exchange at the commencement of regular trading hours on the date that is the next business day after the Distribution Date.

          "TMO Letter of Credit Guarantees" means all of the obligations of any
           -------------------------------
     member of the Kadant Group under all letters of credit and other borrowings of any member of the Kadant Group that are subject to any guarantee, covenant, indemnity, letter of comfort or similar assurance provided by any member of the Thermo Electron Group (other than members of the Kadant Group) and that are outstanding as of the Distribution Date.

          "TMO/TFG Exchange Ratio"  means a fraction, (a) the numerator of which
           ----------------------
     is the closing sale price per share of Thermo Fibergen Common Stock on the American Stock Exchange at the close of regular trading hours on the Distribution Date and (b) the denominator of which is the opening sale price per share of Thermo Electron Common Stock on the New York Stock Exchange at the commencement of regular trading hours on the date that is the next business day after the Distribution Date.

          "Transition Services Agreement" means the Transition Services
           -----------------------------
     Agreement between Thermo Electron and Kadant substantially in the form attached hereto as Exhibit B, with such changes as may be mutually
                        ---------
     satisfactory to Thermo Electron and Kadant; such Transition Services Agreement providing for Thermo Electron's provision to Kadant of various administrative services, including certain tax and legal, stock plan related, financial and other services.

                                  ARTICLE II

                       ACKNOWLEDGMENT OF MATERIAL FACTS

     2.1 Organization. Thermo Electron and Kadant acknowledge that each is duly organized, validly existing and in good standing under the laws of the State of Delaware, with requisite corporate power to own their respective properties and assets and to carry on their respective businesses as presently conducted or contemplated. On July 30, 2001, Thermo Electron was the owner of 11,125,496 of the issued and outstanding shares of Kadant Common Stock.

                                  ARTICLE III

                              PRELIMINARY ACTION

     3.1 Cooperation Prior to the Distribution. Thermo Electron and Kadant shall use their respective reasonable efforts to cause, simultaneously with the execution and delivery of this Agreement, the execution and delivery by Thermo Electron and Kadant, or their respective Affiliates, of the Ancillary Agreements and any other agreements, instruments or other documents deemed necessary or desirable by the applicable parties to establish and govern their post-Distribution relationships.

     3.2 Consents. Each party hereto understands and agrees that no party hereto is, in this Agreement or in any other agreement or document contemplated by this Agreement or otherwise, representing or warranting in any way that the obtaining of any consents or approvals, the execution and delivery of any agreements or the making of any filings or applications contemplated by this Agreement will satisfy the provisions of any or all applicable agreements or the requirements of any or all applicable laws or judgments except as expressly represented, warranted or covenanted herein or in the Ancillary Agreements. Notwithstanding the foregoing, the parties shall use reasonable efforts to obtain all consents and approvals, to enter into all agreements and to make all filings and applications which may be required for the consummation of the transactions contemplated by this Agreement, including, without limitation, all applicable regulatory filings or consents under federal or state laws and all necessary consents, approvals, agreements, filings and applications.

                                  ARTICLE IV

                               THE DISTRIBUTION

     4.1  The Distribution.

          (a) Prior to the Distribution Date, Thermo Electron shall deliver to Kadant the certificates representing all of the outstanding shares of Kadant Common Stock owned by Thermo Electron (on a post-Reverse Split basis) as of 4:00 p.m., Boston Time, on the Distribution Date (the "Distribution Shares"), which Distribution Shares represent approximately 91% of the outstanding shares of Kadant Common Stock on the date hereof, and Kadant shall cancel such certificates. In exchange therefor, and upon receipt from the Agent of a certificate as to the number of shares of Thermo Electron Common Stock outstanding as of the Distribution Record Date, Kadant shall deliver to the Agent on the Distribution Date on behalf of Thermo Electron and for the benefit of the holders of record of Thermo Electron Common Stock as of the Distribution Record Date, an omnibus stock certificate representing the Distribution Shares. Effective as of 4:00 p.m., Boston Time, on the date of the delivery of such omnibus stock certificate to the Agent, ownership of the Kadant Common Stock held by Thermo Electron shall pass to Thermo Electron's stockholders. Thermo Electron shall instruct the Agent to distribute, beginning on or promptly following the Distribution Date, to such holders of Thermo Electron Common Stock on the Distribution Record Date, certificates representing the Distributed Kadant per Share Amount for every share of Thermo Electron Common Stock outstanding as of the Distribution Record Date. Kadant agrees to provide to the Agent sufficient certificates in such denominations as the Agent may request in order to effect the Distribution. All of the Distribution Shares shall be fully paid, nonassessable and free of preemptive rights. Holders of Thermo Electron Common Stock shall not be required to pay cash or other consideration for the Distribution Shares received in the Distribution.

          (b) No fractional shares of Kadant Common Stock will be received by Thermo Electron stockholders. Instead, each Thermo Electron stockholder that would otherwise be entitled to a fractional share of Kadant Common Stock shall be entitled to receive a cash payment in lieu thereof, which payment shall represent such stockholder's proportionate interest in the net proceeds from the sale by the Agent on behalf of all such Thermo Electron stockholders of the aggregate fractional shares of Kadant Common Stock that such stockholders would otherwise be entitled to receive. Any such sale shall be made by the Agent within five business days after the Distribution Date.

     4.2  Thermo Electron Board Action.

          (a) The Thermo Electron Board shall establish in its sole discretion and in accordance with all applicable rules of the New York Stock Exchange the Distribution Record Date, the Distribution Date and all appropriate procedures in connection with the Distribution.

          (b) After the declaration of the Distribution and until the Distribution Date, in its sole discretion for any reason, the Thermo Electron Board may rescind the declaration of the Distribution and postpone, withdraw, cancel or abandon the Distribution for any reason and simultaneously terminate this Agreement and the Ancillary Agreements. In the event of such termination, no party hereto or to any Ancillary Agreement shall have any Liability to any Person by reason of this Agreement or any Ancillary Agreement.

                                   ARTICLE V

                   SURVIVAL, ASSUMPTION AND INDEMNIFICATION

     5.1 Survival of Agreements. All covenants and agreements of the parties hereto contained in this Agreement shall survive the Distribution Date.

     5.2  Assumption and Indemnification.

          (a) Except as specifically otherwise provided in the Ancillary Agreements, Thermo Electron shall indemnify, defend and hold harmless the Kadant Indemnitees from and against (1) all Indemnifiable Losses arising from or relating to the Thermo Electron Business, whether such Indemnifiable Losses relate to events, occurrences or circumstances occurring or existing, or whether such Indemnifiable Losses are asserted, before or after the Distribution Date;
(2) all Indemnifiable Losses incurred by Kadant as a consequence of any misstatement or omission of a material fact with respect to Thermo Electron based on information supplied by Thermo Electron in any documents or filings prepared for purposes of compliance or qualification under applicable securities laws in connection with the Distribution and related transactions, including, without limitation, the Information Statement; and (3) all Indemnifiable Losses arising from any breach of or failure to perform any obligation on the part of any member of Thermo Electron Group contained in this Agreement or any of the Ancillary Agreements.

          (b) Except as specifically otherwise provided in the Ancillary Agreements, Kadant shall indemnify, defend and hold harmless the Thermo Electron Indemnitees from and against (1) all Indemnifiable Losses arising from or relating to the Kadant Business, whether such Indemnifiable Losses relate to events, occurrences or circumstances occurring or existing, or whether such Indemnifiable Losses are asserted, before or after the Distribution Date; (2) all Indemnifiable Losses incurred by Thermo Electron as a consequence of any misstatement or omission of a material fact with respect to Kadant based on information supplied by Kadant in any documents or filings prepared for purposes of compliance or qualification under applicable securities laws in connection with the Distribution and related transactions, including, without limitation, the Information Statement; (3) all Indemnifiable Losses arising from any breach of or failure to perform any obligation on the part of any member of the Kadant Group contained in this Agreement or any of the Ancillary Agreements; and (4) all Indemnifiable Losses arising from or relating to any obligations of any member of the Thermo Electron Group or its Representatives under any TMO Letter of Credit Guarantees.

          (c) If any Indemnifiable Loss arises from or relates to both the Thermo Electron Business and the Kadant Business, Thermo Electron shall indemnify the Kadant Indemnitees against any portion of such Indemnifiable Loss that pertains more directly to the Thermo Electron Business than to the Kadant Business, and Kadant shall indemnify the Thermo Electron Indemnitees against any portion of such Indemnifiable Loss that pertains more directly to the Kadant Business than to the Thermo Electron Business.

          (d) Notwithstanding anything to the contrary set forth herein, indemnification relating to any arrangements between any member of the Thermo Electron Group and any member of the Kadant Group (or any unit of the Kadant Business) for the provision after the Distribution of goods and services shall be governed by the terms of such arrangements and not by this Section.

     5.3  Procedures for Indemnification for Third-Party Claims.

          (a) Kadant shall, and shall cause the other Kadant Indemnitees to, notify Thermo Electron in writing promptly after learning of any Third-Party Claim for which any Kadant Indemnitee intends to seek indemnification from Thermo Electron under this Agreement. Thermo Electron shall, and shall cause the other Thermo Electron Indemnitees to, notify Kadant in writing promptly after learning of any Third-Party Claim for which any Thermo Electron Indemnitee intends to seek indemnification from Kadant under this Agreement. The failure of any Indemnitee to give such notice shall not relieve any Indemnifying Party of its obligations under this Article V except to the extent that such Indemnifying Party or its Affiliate is actually prejudiced by such failure to give notice. Such notice shall describe such Third-Party Claim in reasonable detail considering the information provided to the Indemnitee.

          (b) Except as otherwise provided in subsection (c) of this Section 5.3, an Indemnifying Party may, by notice to the Indemnitee and to Kadant, if Thermo Electron is the Indemnifying Party, or to Thermo Electron, if Kadant is the Indemnifying Party, at any time after receipt by such Indemnifying Party of such Indemnitee's notice of a Third-Party Claim, undertake (itself or through another member of its Group) the defense or settlement of such Third-Party Claim. If an Indemnifying Party undertakes the defense of any Third-Party Claim, such Indemnifying Party shall thereby admit its obligation to indemnify the Indemnitee against such Third-Party Claim, and such Indemnifying Party shall control the investigation and defense or settlement thereof, except that such Indemnifying Party shall not require any Indemnitee, without its prior written consent, to take or refrain from taking any action in connection with such Third-Party Claim, or make any public statement, which such Indemnitee reasonably considers to be against its interest, nor shall the Indemnifying Party, without the prior written consent of the Indemnitee and of Kadant, if the Indemnitee is a Kadant Indemnitee, or of Thermo Electron, if the Indemnitee is a Thermo Electron Indemnitee, consent to any settlement that does not include as a part thereof an unconditional release of the Indemnitees from liability with respect to such Third-Party Claim or that requires the Indemnitee or any of its Representatives or Affiliates to make any payment that is not fully indemnified under this Agreement or to submit to any non-monetary remedy; and subject to the Indemnifying Party's control rights, as specified herein, the Indemnitees may participate in such investigation and defense, at their own expense.

          (c) With respect to any Third-Party Claim, if there is a material conflict of interest between the Indemnifying Party and the Indemnitees involved, neither the Indemnifying Party nor the Indemnitees shall be entitled to control the defense or settlement thereof. If an Indemnitee notifies an Indemnifying Party of a Third-Party Claim pursuant to this Section 5.3, and the Indemnifying Party does not take control of the defense or settlement thereof, or prior to the time that it does so take control, neither the Indemnifying Party nor the Indemnitees shall be entitled to control the defense or settlement thereof. In any such event, the Indemnifying Parties and the Indemnitees involved shall each be entitled to conduct their own investigation and defense, but the parties shall cooperate to conduct such investigation and defense as efficiently as possible. No Indemnitee may compromise or settle any Third-Party Claim described in this subsection as to which indemnification from an Indemnifying Party has or will be sought under this Agreement without the prior written consent of such Indemnifying Party.

          (d) If an Indemnifying Party is required to indemnify any Indemnitees with respect to a Third-Party Claim described in subsection (c) of this Section 5.3, such Indemnifying Party shall pay the reasonable attorneys' fees and expenses of one law firm representing the Indemnitees involved in each jurisdiction with respect thereto.

          (e) Kadant shall, and shall cause the other Kadant Indemnitees to, and Thermo Electron shall, and shall cause the other Thermo Electron Indemnitees to, make available to each other, their counsel and other Representatives, all information and documents reasonably available to them which relate to any Third-Party Claim, and otherwise cooperate as may reasonably be required in connection with the investigation, defense and settlement thereof.

     5.4 Remedies Cumulative. The remedies provided in this Article V shall be cumulative and shall not preclude assertion by any Indemnitee of any other rights or the seeking of any other remedies against any Indemnifying Party. However, the procedures set forth in Section 5.3 shall be the exclusive procedures governing any indemnity action brought under this Agreement or otherwise and relating to a Third-Party Claim, except as otherwise specifically provided in any of the Ancillary Agreements.

     5.5  Release of Pre-Distribution Claims.

          (a) Except as provided in Section 5.5(c), effective as of the Distribution Date, Kadant does hereby, for itself and each other member of the Kadant Group, and their respective Affiliates, successors and assigns, remise, release and forever discharge Thermo Electron, the members of the Thermo Electron Group, their respective Affiliates, successors and assigns, and their respective heirs, executors, administrators, successors and assigns, from any and all Liabilities whatsoever, whether at law or in equity (including any right of contribution), whether arising under any contract or agreement, by operation of law or otherwise, existing or arising from any acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed on or before the Distribution Date, including in connection with the actions or decisions taken or omitted to be taken in connection with, and the other activities relating to, the structuring or implementation of the Distribution.

          (b) Except as provided in Section 5.5(c), effective as of the Distribution Date, Thermo Electron does hereby, for itself and each other member of the Thermo Electron Group, their respective Affiliates, successors and assigns, remise, release and forever discharge Kadant, the respective members of the Kadant Group, their respective Affiliates, successors and assigns, and their respective heirs, executors, administrators, successors and assigns, from any and all Liabilities whatsoever, whether at law or in equity (including any right of contribution), whether arising under any contract or agreement, by operation of law or otherwise, existing or arising from any acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed on or before the Distribution Date, including in connection with the transactions and all other activities to implement the Distribution.

          (c) Nothing contained in Section 5.5(a) or (b) shall impair any right of any Person to enforce this Agreement or the Ancillary Agreements, or any agreements, arrangements, commitments or understandings that are referred to herein or therein as not terminating as of the Distribution Date, in each case in accordance with its terms. Without limiting the foregoing, nothing contained in Section 5.5(a) or (b) shall release any Person from:

          (i) any Liability provided in or resulting from any agreement among any members of the Thermo Electron Group or the Kadant Group that is specified in Section 9.4(b) or in Schedule 9.4(b) as not to terminate as of the Distribution Date;

          (ii) any Liability, contingent or otherwise, assumed, transferred, assigned or allocated to the Group of which such Person is a member in accordance with, or any other Liability of any member of any Group under, this Agreement or any Ancillary Agreement;

          (iii) any Liability that the parties may have with respect to indemnification or contribution pursuant to this Agreement or any Ancillary Agreement, which Liability shall be governed by the provisions of this Article V, or, if applicable, by the appropriate provisions of the Ancillary Agreements; or

          (iv) any Liability the release of which would result in the release of any Person other than a Person released pursuant to Section 5.5(a) or (b).

          (d) Kadant shall not make, and shall not permit any member of the Kadant Group to make, any claim or demand, or commence any Action asserting any claim or demand, including any claim of contribution or any indemnification, against Thermo Electron, any member of the Thermo Electron Group, or any other Person released pursuant to Section 5.5(a), with respect to any Liabilities released pursuant to Section 5.5(a). Thermo Electron shall not make, and shall not permit any member of the Thermo Electron Group to make, any claim or demand, or commence any Action asserting any claim or demand, including any claim of contribution or any indemnification, against Kadant or any member of the Kadant Group, or any other Person released pursuant to Section 5.5(b), with respect to any Liabilities released pursuant to Section 5.5(b).

          (e) It is the intent of each of Thermo Electron and Kadant by virtue of the provisions of this Section 5.5 to provide for a full and complete release and discharge of all Liabilities existing or arising from all acts and events occurring or failing to occur or alleged to have occurred or to have failed to occur and all conditions existing or alleged to have existed on or before the Distribution Date, between or among Kadant or any member of the Kadant Group, on the one hand, and Thermo Electron or any member of the Thermo Electron Group, on the other hand (including any contractual agreements or arrangements existing or alleged to exist between or among any such members on or before the Distribution
Date), except as expressly set forth in Section 5.5(c). At any time, at the request and expense of any other party, each party shall cause each member of its respective Group to execute and deliver releases reflecting the provisions hereof.

                                  ARTICLE VI

                             ADDITIONAL ASSURANCES

     6.1 Mutual Assurances. Thermo Electron and Kadant agree to cooperate with respect to the implementation of this Agreement and the Ancillary Agreements and to execute such further documents and instruments as may be necessary to confirm the transactions contemplated hereby. Such cooperation may include joint meetings with corporate partners, suppliers, customers and others to assure the orderly transition of the business contemplated hereby; provided, however, that nothing herein shall be deemed to obligate either Thermo Electron or Kadant to take any action or reach any understandings which may violate any applicable laws. Pursuant to the Tax Matters Agreement, Thermo Electron and Kadant agree that they will not take any action inconsistent with the facts and representations set forth in the Private Letter Ruling Request and the IRS Ruling and will use their reasonable efforts to cause such facts to remain true and correct and, if either Thermo Electron or Kadant shall take any such inconsistent action, or fail to use such reasonable efforts, it will indemnify the other party for any expense or Liability incurred as a consequence thereof. Thermo Electron and Kadant also agree that the Distribution is intended to qualify under Section 355 of the Code, and that the characterization of the transactions contemplated hereunder for tax purposes and the liability of the parties for taxes shall be governed by the Tax Matters Agreement. Except as otherwise specifically provided herein or as agreed between the parties from time to time, Thermo Electron and Kadant shall bear their own expenses associated with the Distribution.

                                  ARTICLE VII

                  CONDITIONS TO EFFECTIVENESS OF DISTRIBUTION

     The Distribution shall be subject to the implementation of the portions of this Agreement which are contemplated to become effective prior to the Distribution and to the satisfaction or waiver of the following conditions:

     7.1 Board Approval. This Agreement and the Ancillary Agreements (including exhibits and schedules) shall have been approved by the Thermo Electron Board and the Kadant Board and shall have been executed and delivered by appropriate officers of Thermo Electron and Kadant.

     7.2 Securities Laws Compliance. The transactions contemplated hereby shall be in compliance with applicable federal and state securities laws.

     7.3 Consents. Thermo Electron shall have received such consents, and shall have received executed copies of such agreements or amendments of agreements, as it shall deem necessary in connection with the completion of the transactions contemplated by this Agreement.

     7.4 IRS Ruling. The facts and representations set forth in the IRS Ruling, insofar as they relate to the Distribution, shall be true and accurate as of the Distribution Date.

     7.5 Other Instruments. All action and other documents and instruments deemed necessary or advisable in connection with the transactions contemplated hereby shall have been taken or executed, as the case may be, in form and substance reasonably satisfactory to Thermo Electron and Kadant.

     7.6 Legal Proceedings. No legal proceedings affecting or arising out of the transactions contemplated hereby or which could otherwise affect Thermo Electron or Kadant in a materially adverse manner shall have been commenced or threatened against Thermo Electron, Kadant or the directors or officers of either Thermo Electron or Kadant.

     7.7 Material Changes. No material adverse change shall have occurred with respect to Thermo Electron or Kadant, the securities markets or general economic or financial conditions which shall, in the reasonable judgment of Thermo Electron, make the transactions contemplated by this Agreement inadvisable.

     7.8 Notice of Record Date, Etc. Thermo Electron shall have provided (a) the New York Stock Exchange with the prior written notice of the Distribution Record Date as provided by Rule 10b-17 of the Exchange Act and the rules and regulations of the New York Stock Exchange, (b) any and all notices required in connection with the Distribution under the Thermo Electron (i) 4-1/4% Convertible Subordinated Debentures due 2003, (ii) 4-1/2% Senior Convertible Debentures due 2003 (formerly Thermo Instrument Systems Inc.), (iii) 4% Convertible Subordinated Debentures due 2005 (formerly Thermo Instrument Systems Inc.), (iv)

0% Convertible Subordinated Debentures due 2003 (formerly Thermedics Inc.), (v) 2-7/8% Convertible Subordinated Debentures due 2003 (formerly Thermedics Inc.),
(vi) 4-7/8% Convertible Subordinated Debentures due 2004 (formerly Thermo Ecotek Corporation), (vii) 4-5/8% Convertible Subordinated Debentures due 2003 (formerly Thermo TerraTech Corporation), and (viii) 3-1/4% Convertible Subordinated Debentures due 2007 (formerly ThermoTrex Corporation), and (c) any and all notices required under the ThermoLase LLC 4-3/8% Convertible Subordinated Debentures due 2004.

     7.9 Opinion of Houlihan Lokey. Houlihan Lokey shall have provided to the Board of Directors of Thermo Electron its written opinion as to the solvency of Thermo Electron and related matters immediately prior to and after giving effect to the Distribution and the distribution of shares of common stock of Viasys Healthcare Inc. by Thermo Electron to the stockholders of Thermo Electron.

     7.10 Satisfaction or Waiver of Conditions. Any determination made by the Board of Directors of Thermo Electron on behalf of either party hereto prior to the Distribution Date concerning the satisfaction or waiver of any or all of the conditions set forth in this Article VII shall be conclusive.

                                 ARTICLE VIII

                      ACCESS TO INFORMATION AND SERVICES

     8.1 Provision of Corporate Records. Prior to or as promptly as practicable after the Distribution Date, Thermo Electron shall deliver to Kadant all existing corporate records in the possession of Thermo Electron relating to Kadant, together with all active agreements and any active litigation files relating to the Kadant Business, except (a) to the extent such items are already in the possession of Kadant and (b) for such records as are necessary for the performance by the Thermo Electron Group of services under the Transition Services Agreement (in which case such records shall be delivered to Kadant as soon as practicable after termination or expiration of the Transition Services Agreement). Such records shall be the property of Kadant but shall be available to Thermo Electron for review and duplication for a period of seven (7) years following the Distribution Date or until Thermo Electron shall notify Kadant in writing that such records are no longer of use to Thermo Electron, whichever is earlier; provided that, after the expiration of such retention period, Kadant shall not destroy or otherwise dispose of such records at any time, unless, prior to such destruction or disposal, (i) Kadant shall provide no less than ninety (90) days' prior written notice to Thermo Electron, specifying in reasonable detail the records proposed to be destroyed or disposed of, and (ii) if Thermo Electron shall request in writing prior to the scheduled date for such destruction or disposal that any of the records proposed to be destroyed or disposed of be delivered to Thermo Electron, Kadant shall promptly arrange for the delivery of such of the records as was requested, at the expense of Thermo Electron.

     8.2 Access to Information. From and after the Distribution Date, Thermo Electron shall, and shall cause each of the other members of the Thermo Electron Group to, afford to the members of the Kadant Group and their authorized accountants, counsel and other designated representatives reasonable access (including using reasonable efforts to give access to persons or firms possessing information) and duplicating rights during normal business hours to all records, books, contracts, instruments, computer data and other data and information (collectively, "Information") within the Thermo Electron Group's possession relating to the business of the Kadant Group, insofar as such access is reasonably required by any member of the Kadant Group. Kadant shall, and shall cause each of the other members of the Kadant Group to, afford to the members of the Thermo Electron Group and their authorized accountants, counsel and other designated representatives reasonable access (including using reasonable efforts to give access to persons or firms possessing Information) and duplicating rights during normal business hours to Information within the Kadant Group's possession relating to business of the Thermo Electron Group as constituted after the Distribution, insofar as such access is reasonably required by any member of the Thermo Electron Group. Information may be requested under this Article VIII for, without limitation, audit, accounting, claims and litigation purposes, as well as for purposes of fulfilling disclosure and reporting obligations and for performing the transactions contemplated in this Agreement and the Ancillary Agreements.

     8.3 Production of Witnesses. At all times from and after the Distribution Date, each of Thermo Electron and Kadant shall, and shall cause the other members of its respective Group to, use reasonable efforts to make available to the members of the other Group, upon written request, its officers, directors, employees and agents as witnesses to the extent that such persons may reasonably be required in connection with legal, administrative or other proceedings in which the requesting party may from time to time be involved and relating to the pre-Distribution business of the Thermo Electron Group or the Kadant Group or relating to or in connection with the relationship between any member of the Thermo Electron Group and any member of the Kadant Group on or prior to the Distribution Date.

     8.4 Reimbursement. Except to the extent otherwise contemplated by any Ancillary Agreement, a party providing Information to the other party under this
Article VIII shall be entitled to receive from the recipient, upon the presentation of invoices therefor, payments for such amounts, relating to supplies, disbursements and other out-of-pocket expenses, as may be reasonably incurred in providing such Information.

     8.5 Retention of Records. For a period of seven (7) years following the Distribution Date, each of Thermo Electron and Kadant shall retain all Information relating to the other, except as otherwise required by law or set forth in an Ancillary Agreement or except to the extent that such Information is in the public domain or in the possession of the other party; provided that, after the expiration of such retention period, such Information shall not be destroyed or otherwise disposed of at any time, unless, prior to such destruction or disposal, (i) the party proposing to destroy or otherwise dispose of such Information shall provide no less than ninety (90) days' prior written notice to the other, specifying in reasonable detail the Information proposed to be destroyed or disposed of, and (ii) if a recipient of such notice shall request in writing prior to the scheduled date for such destruction or disposal that any of the Information proposed to be destroyed or disposed of be delivered to such requesting party, the party proposing the destruction or disposal shall promptly arrange for the delivery of such of the Information as was requested, at the expense of the party requesting such Information.

     8.6 Confidentiality. Subject to any contrary requirement of law and the right of each party to enforce its rights hereunder in any legal action, each party shall keep strictly confidential, and shall use its reasonable efforts to cause its Affiliates and Representatives to keep strictly confidential, any Information of or concerning the other party which it or any of its Affiliates or Representatives may acquire pursuant to, or in the course of performing its obligations under, any provisions of this Agreement or any Ancillary Agreement; provided, however, that such obligation to maintain confidentiality shall not apply to Information which: (i) at the time of disclosure was in the public domain, not as a result of improper acts by the receiving party; (ii) is received by the receiving party from a third party who did not receive such Information from the disclosing party under an obligation of confidentiality; or (iii) is compelled to be disclosed by judicial or administrative process or, in the opinion of such Person's counsel, by other requirements of law. Notwithstanding the foregoing, each of Thermo Electron and Kadant shall be deemed to have satisfied its obligations under this Section 8.6 with respect to any Information if it exercises the same care with regard to such Information as it takes to preserve the confidentiality of its own similar Information.

                                  ARTICLE IX

                                   COVENANTS

     9.1 Listing. For so long as Kadant has a class of securities registered under Section 12 of the Exchange Act, Kadant hereby agrees to use its reasonable efforts to maintain the listing of the Kadant Common Stock on the American Stock Exchange, The Nasdaq National Market or the New York Stock Exchange.

     9.2 Ancillary Agreements. The parties agree that they shall comply with and provide all services and take any and all actions required to be provided or taken by the terms of any and all of the Ancillary Agreements following the Distribution.

     9.3  Use of Thermo Electron Trademarks.

          (a) Thermo Electron hereby grants the Kadant Group a nonexclusive, nontransferable license to use the Thermo Electron Trademarks solely in connection with the operation of the Kadant Business. Kadant acknowledges, on its own behalf and on behalf of the other members of the Kadant Group, that Thermo Electron owns all rights in the Thermo Electron Trademarks. From and after the Distribution Date, the Kadant Group shall have no rights to the Thermo Electron Trademarks except for the limited license granted pursuant to this
Section 9.3.

          (b) Subject to Section 9.5, on or before December 29, 2001, Kadant and each member of the Kadant Group shall cease all use of the Thermo Electron Trademarks as part of any corporate name or logo, tradename, and/or trademark or service mark, including, without limitation, on any signs, letterhead, business cards, invoices and other business forms, telephone directory listings and promotional materials.

          (c) During the period set forth in Section 9.3(b), Kadant shall, and shall cause each other member of the Kadant Group to, maintain the same standards of quality for products and services provided under the Thermo Electron Trademarks as previously provided by Thermo Electron and its Subsidiaries. During such period, Thermo Electron shall have the right to monitor the Kadant Group's use of the Thermo Electron Trademarks and shall be able to control the quality of any Kadant Group products and/or services that bear the Thermo Electron Trademarks.

     9.4  Termination of Intercompany Agreements.

          (a) Kadant and each member of the Kadant Group, on the one hand, and Thermo Electron and each member of the Thermo Electron Group, on the other hand, hereby terminate any and all agreements, arrangements, commitments or understandings, whether or not in writing, between or among Kadant and/or any member of the Kadant Group, on the one hand, and Thermo Electron and/or any member of the Thermo Electron Group, on the other hand, effective as of the Distribution Date. No such terminated agreement, arrangement, commitment or understanding (including any provision thereof which purports to survive termination) shall be of any further force or effect after the Distribution Date. Each Party shall, at the reasonable request of any other party, take, or cause to be taken, such other actions as may be necessary to effect the foregoing.

          (b) The provisions of Section 9.4(a) shall not apply to any of the following agreements, arrangements, commitments or understandings (or to any of the provisions thereof): (i) this Agreement or any of the Ancillary Agreements (and each other agreement or instrument expressly contemplated by this Agreement or any Ancillary Agreement to be entered into by any of the parties hereto or any of the members of their respective Groups); (ii) any agreements, arrangements, commitments or understandings listed or described on Schedule
                                                                   --------
9.4(b) hereto; (iii) any agreements, arrangements, commitments or understandings
------
to which any Person other than the parties hereto and their respective Affiliates is a party; and (iv) any other agreements, arrangements, commitments or understandings that this Agreement or any of the Ancillary Agreements expressly contemplates will survive the Distribution Date.

          (c) Kadant agrees to assume and perform, pay and discharge all post-retirement medical liabilities for its subsidiary Thermo Web Systems, Inc., as of the Distribution Date, in exchange for which Thermo Electron agrees to pay Kadant, the agreed-upon present value of such liabilities. The agreed-upon present value of such liabilities as of June 30, 2001 shall be calculated by Watson Wyatt on or about August 17, 2001, and then adjusted by Thermo Electron in good faith no later than August 31, 2001 to reflect the present value of such liabilities on the Distribution Date.

     9.5 Name Changes. Kadant hereby agrees to cause each of its Subsidiaries (other than Thermo Fibergen Inc.), including but not limited to Thermo AES Canada Inc., Thermo Black Clawson Inc., Thermo Black Clawson (China), Thermo Fibertek Holdings Limited, Thermo Fibertek U.K. Limited, Thermo Web Systems, Inc., TMO Lamort Holdings Inc., and Thermo Black Clawson Limited, to cease using the term "Thermo" or "TMO" in its name by no later than December 29, 2001. Kadant hereby agrees to cause Thermo Fibergen Inc. to cease using the term "Thermo" in its name by no later than March 30, 2002.

     9.6  Financial Covenants.

          (a) Kadant will not, for so long as the guarantee by Thermo Electron of obligations under either the Kadant Debentures or the Fibergen Redemption Rights is outstanding:

          (i) permit Net Debt divided by Net Capital to be greater than 40% measured at the end of each fiscal quarter commencing on September 29, 2001; or

          (ii) permit the quotient obtained by dividing (x) the sum of EBITA and Interest Income by (y) Interest Expense to be less than 4.0, measured at the end of each fiscal quarter commencing on September 29, 2001 on an annualized basis using the quarter then ended and the previous three quarters.

          (b) In the event that Kadant fails to comply with any covenant contained in subsection (a) above, Kadant shall have until the date that is 90 days after the date on which such failure occurs (the last day of such 90 day period being referred to as the "Cure Date") to cure such failure. If Kadant fails to comply with such covenant by the Cure Date, Kadant shall, by the date that is 90 days after the Cure Date, take any and all actions necessary to relieve Thermo Electron of its obligations under all outstanding guarantees, including but not limited to refinancing the Kadant Debentures, conducting an exchange offer for the Kadant Debentures or all Fibergen common stock subject to outstanding Fibergen Redemption Rights, or repaying in full the underlying obligation.

          (c) Kadant will give Thermo Electron 30 days prior written notice of any Fundamental Change. In the event of a Fundamental Change, and as a condition thereto, all obligations of Kadant under or with respect to the Fibergen Redemption Rights and the Kadant Debentures will be fully cash collateralized or fully backed by one or more letters of credit, in either case in form and substance reasonably acceptable to Thermo Electron.

          (d) As soon as practicable (and in any event within 45 days) after the end of each fiscal quarter of Kadant commencing on September 29, 2001, Kadant shall deliver to Thermo Electron a certificate, executed by the Chief Financial Officer of Kadant, affirming Kadant's compliance with the covenants contained in Section 9.6(a) as of the end of each such fiscal quarter, which certificate shall set forth in reasonable detail the calculations and assumptions (if any) employed by Kadant in determining such compliance.

     9.7 Treatment of Stock Options. Each of Thermo Electron and Kadant agrees to take such action as may be necessary to give effect to the arrangements described in the three memoranda, dated July 12, 2001 and previously distributed by Thermo Electron to affected optionees, relating to treatment on the Distribution Date of (a) outstanding options to purchase shares of Thermo Electron Common Stock held by Active Employees of the Kadant Group ("TMO Options"), (b) outstanding options to purchase shares of Kadant Common Stock held by Active Employees of the Thermo Electron Group ("KAI Options"), and (c) outstanding options to purchase shares of Thermo Fibergen Common Stock held by Active Employees of the Thermo Electron Group ("TFG Options"). Pursuant to such arrangements, and on the terms and conditions set forth therein and such other terms and conditions as may be agreed upon by the parties, on the Distribution Date:

          (i) (A) the number of shares of Thermo Electron Common Stock subject to each TMO Option (the "Pre-Distribution Number of TMO Option Shares") held by an Active Employee of the Kadant Group who continues to hold such TMO Option following the Distribution shall be adjusted to reflect the Distribution by multiplying the Pre-Distribution Number of TMO Option Shares by the TMO Adjustment Ratio and (B) the exercise price per share of Thermo Electron Common Stock of such TMO Option (the "Pre-Distribution TMO Option Exercise Price Per Share") shall be adjusted to reflect the Distribution by dividing the Pre-Distribution TMO Option Exercise Price Per Share by the TMO Adjustment Ratio;

          (ii) each TMO Option held by an Active Employee of the Kadant Group who elects to exchange such TMO Option for an option to purchase shares of Kadant Common Stock shall be exchanged for an option to purchase such number of shares of Kadant Common Stock as is equal to the number of shares of Thermo Electron Common Stock subject to such TMO Option immediately prior to the Distribution Date multiplied by the KAI Exchange Ratio, at an exercise price per share equal to the exercise price per share of Thermo Electron Common Stock purchasable pursuant to the TMO Option immediately prior to the Distribution Date divided by the KAI Exchange Ratio;

          (iii) each KAI Option held by an Active Employee of Thermo Electron who elects to exchange such KAI Option for an option to purchase shares of Thermo Electron Common Stock shall be exchanged for an option to purchase such number of shares of Thermo Electron Common Stock as is equal to the number of shares of Kadant Common Stock subject to such KAI Option immediately prior to the Distribution Date multiplied by the TMO/KAI Exchange Ratio, at an exercise price per share equal to the exercise price per share of Kadant Common Stock purchasable pursuant to the KAI Option immediately prior to the Distribution Date divided by the TMO/KAI Exchange Ratio; and

          (iv) each TFG Option held by an Active Employee of Thermo Electron who elects to exchange such TFG Option for an option to purchase shares of Thermo Electron Common Stock shall be exchanged for an option to purchase such number of shares of Thermo Electron Common Stock as is equal to the number of shares of Thermo Fibergen Common Stock subject to such TFG Option immediately prior to the Distribution Date multiplied by the TMO/TFG Exchange Ratio, at an exercise price per share equal to the exercise price per share of Thermo Fibergen Common Stock purchasable pursuant to the TFG Option immediately prior to the Distribution Date divided by the TMO/TFG Exchange Ratio.

     9.8 Obligations Under Letters of Credit. On or before December 29, 2001 (the "Release Date"), Kadant shall have arranged for the termination of, or replacement arrangements (including, to the extent required, guarantees and letters of credit from Kadant's lender) reasonably satisfactory to Thermo Electron with respect to, all TMO Letter of Credit Guarantees continuing in effect on and after the Release Date. Such terminations and/or replacement arrangements shall include or have the effect of providing a full and complete release of Thermo Electron, all other members of the Thermo Electron Group and the Representatives of the Thermo Electron Group (other than the members of the Kadant Group) of all of the obligations of the Thermo Electron Group and its Representatives under, or in connection with, the TMO Letter of Credit Guarantees.

                                   ARTICLE X

                       NO REPRESENTATIONS OR WARRANTIES

     10.1 No Representations or Warranties. Kadant acknowledges that, prior to the date of this Agreement, it has had primary responsibility for the operation and management of the Kadant Business, and Thermo Electron acknowledges that, prior to the date of this Agreement, it has had primary responsibility for the operation and management of the Thermo Electron Business. Kadant understands and agrees that no member of the Thermo Electron Group is, in this Agreement or in any other agreement or document, representing or warranting to Kadant or any member of the Kadant Group in any way as to the Kadant Business or the Liabilities of the Kadant Group or as to any consents or approvals required in connection with the consummation of the transactions contemplated by this Agreement. Kadant and each member of the Kadant Group shall bear the economic and legal risk that results from the failure of Kadant or any member of the Kadant Group to obtain any consents or approvals relating to the Kadant Business required in connection with the consummation of the transactions contemplated by this Agreement.

                                  ARTICLE XI

                                 MISCELLANEOUS

     11.1 Governing Law. This Agreement shall be governed by the laws of the State of Delaware.

     11.2 Construction. Each provision of this Agreement shall be interpreted in a manner to be effective and valid to the fullest extent permissible under applicable law. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions of this Agreement which shall remain in full force and effect.

     11.3 Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement.

     11.4 Exhibits. Exhibits to this Agreement shall be deemed to be an integral part hereof, and schedules or exhibits to such Exhibits shall be deemed to be an integral part thereof.

Except as otherwise specifically provided therein, all provisions of this
Article XI shall apply to each agreement constituting an Ancillary Agreement or to which reference is made herein.

     11.5 Amendments; Waivers. This Agreement may be amended or modified only in writing executed on behalf of Thermo Electron and Kadant. No waiver shall operate to waive any further or future act and no failure to object or forbearance shall operate as a waiver.

     11.6 Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (i) on the date of service if served personally on the party to whom notice is given, (ii) on the day of transmission if sent via facsimile transmission to the facsimile number given below, provided telephonic confirmation of receipt is obtained promptly after completion of transmission,
(iii) on the business day after delivery to an overnight courier service or the Express mail service maintained by the United States Postal Service, provided receipt of delivery has been confirmed, or (iv) on the fifth day after mailing, if mailed by registered or certified mail, postage prepaid, properly addressed and return-receipt requested, in all cases to the parties as follows:

                    Thermo Electron Corporation
                    81 Wyman Street
                    P.O. Box 9046
                    Waltham, MA 02454-9046
                    Attention: Chief Executive Officer
                    Telephone:   (781) 622-1000
                    Telecopier:  (781) 622-1283

               or to:

                    Kadant Inc.
                    245 Winter Street
                    Waltham, MA 02451
                    Attention: Chief Executive Officer
                    Telephone:  (781) 370-1667
                    Telecopier:  (781) 370-1660

     11.7 Successors and Assigns. This Agreement and any of the rights and obligations of each party hereunder shall not be assigned, in whole or in part, without the prior written consent of the other party, provided that either party may sell, assign, transfer, delegate or otherwise dispose of its rights and obligations hereunder in connection with its merger or consolidation or the sale of substantially all of its assets. This Agreement shall be binding upon the parties and their respective successors and assigns to the extent such assignments are in accordance with this Section 11.7.

     11.8 Interpretation. The Article and Section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. As used in this Agreement, the term "person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof. Whenever any words are used herein in the masculine gender, they shall be construed as though they were also used in the feminine gender in all cases where they would so apply.

     11.9  No Third-Party Beneficiaries. Except for the provisions of Sections
5.2 and 5.3 relating to Indemnitees, which are also for the benefit of the Indemnitees, this Agreement is solely for the benefit of the parties hereto and their Subsidiaries and Affiliates and is not intended to confer upon any other Persons any rights or remedies hereunder.

     11.10 Complete Agreement.

           (a) This Agreement, the Exhibits and any schedules hereto and the Ancillary Agreements and other documents referred to herein shall constitute the entire agreement between the parties hereto with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter.

           (b) All matters arising out of the Distribution relating to taxes shall be governed by the Tax Matters Agreement. In the event of any inconsistency between the Tax Matters Agreement and this Agreement with respect to such matters, the Tax Matters Agreement shall govern.

     11.11 Dispute Resolution.

           (a)  General. In the event that any dispute should arise between the
                -------
parties hereto with respect to any matter covered by this Agreement or any of the Ancillary Agreements or the interpretation of this Agreement or any of the Ancillary Agreements, the parties hereto shall resolve such dispute in accordance with the procedures set forth in this Section 11.11.

          (b)   Arbitration.
                -----------

                (i)   Any party hereto may submit any matter referred to in
Section 11.11(a) to arbitration by notifying the other party, in writing, of such dispute. Within 30 days after receipt of such notice, the parties shall designate in writing one arbitrator to resolve the dispute; provided that, if the parties cannot agree on an arbitrator within such 30-day period, the arbitrator shall be selected by the Boston, Massachusetts, Office of the American Arbitration Association. The arbitrator shall be a retired federal or state judge, and shall not be an Affiliate, Representative or stockholder of any party hereto. If neither the parties nor the Boston, Massachusetts, Office of the American Arbitration Association is able to identify an individual to serve as the arbitrator, the Boston, Massachusetts, Office of the American Arbitration Association shall select an arbitrator from the CPC Panel of Distinguished Neutrals of the CPR Institute for Dispute Resolution.

                (ii) Within 30 days after the designation of the arbitrator, the arbitrator and the parties hereto shall meet, at which time the parties shall be required to set forth in writing all disputed issues and a proposed ruling on the merits of each such issue.

                (iii) The arbitrator shall set a date for a hearing, which shall be no later than 45 days after the submission of written proposals pursuant to
Section 11.11(b)(ii), to discuss
each of the issues identified by the parties. Each party hereto shall have the right to be represented by counsel. Except as provided herein, the arbitration shall be governed by the Commercial Arbitration Rules of the American Arbitration Association; provided, however, that the Federal Rules of Evidence shall apply with regard to the admissibility of evidence and the arbitration shall be conducted by a single arbitrator.

                (iv) The arbitrator shall use his or her reasonable efforts to rule on each disputed issue within 30 days after the completion of the hearings described in Section 11.11(b)(iii). The determination of the arbitrator as to the resolution of any dispute shall be binding and conclusive upon all parties hereto. All rulings of the arbitrator shall be in writing and shall be delivered to the parties.

                (v) The (1) attorneys' fees of the parties hereto in any arbitration, (2) fees of the arbitrator and (3) costs and expenses of the arbitration shall be borne by the parties as determined by the arbitrator.

                (vi) Any arbitration pursuant to this Section 11.11 shall be conducted in Boston, Massachusetts. Any arbitration award may be entered in and enforced by any court having jurisdiction thereover and shall be final and binding upon the parties hereto.

                (vii) Notwithstanding the foregoing, nothing in this Section
11.11 shall be construed as limiting in any way the right of a party hereto to seek a temporary restraining order or other injunctive relief with respect to any actual or threatened breach of this Agreement or any Ancillary Agreement from a court of competent jurisdiction. Should any party to this Agreement seek a temporary restraining order or other injunctive relief, then for purposes of determining whether to grant such temporary restraining order or other injunctive relief, the dispute underlying the request for such temporary restraining order or other injunctive relief may be heard by such court of competent jurisdiction.

     11.12 Expenses. Except as otherwise specifically provided in this Agreement and the Ancillary Agreements, Thermo Electron and Kadant shall each bear their own costs and expenses incurred in connection with the transactions contemplated hereby and by the Ancillary Agreements (including the fees and expenses of the Agent and of all counsel, accountants and financial and other advisors). Without limiting the foregoing, Thermo Electron and Kadant hereby agree that (a) Thermo Electron shall pay all expenses directly relating to the distribution of its Kadant Common Stock as a dividend to Thermo Electron's stockholders, including but not limited to expenses of the Agent in connection with the Distribution, all expenses of any advisors retained by Thermo Electron to assist Thermo Electron with the placement of the dividend shares and all legal, travel and other expenses incurred in connection with the preparation and presentation of the "road show" relating to the Distribution and the preparation, printing and distribution of the Information Statement, and (b) Kadant shall pay all expenses relating to the listing and trading of the Kadant Common Stock on any stock exchange, the Reverse Split and its name change, rights plan and other corporate actions effected in connection with the Distribution, including but not limited to expenses of any advisors retained by Kadant in connection with coverage of the Kadant Common Stock.

     11.13 Force Majeure. Neither party shall be considered in default of performance of its obligations under this Agreement to the extent that its performance of such obligations is prevented or delayed by any cause beyond its reasonable control, including but not limited to strikes, labor disputes, civil disturbances, rebellion, invasion, epidemic, hostilities, war, embargo, natural disaster, acts of God, fire, sabotage, loss and destruction of property, changes in laws, regulations or orders, or other events or situations which the party was unable to prevent or overcome despite the exercise of due diligence.

     11.14 Compliance with Law. Nothing in this Agreement shall require either party to take any action or omit to take any action in violation of applicable law.

     11.15 Termination. Notwithstanding anything to the contrary contained herein, this Agreement shall terminate and have no further force or effect in the event that that Distribution Date has not occurred on or before September 30, 2001.

                 [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                              THERMO ELECTRON CORPORATION

                              By:  /s/ R.F. Syron
                                 -----------------------------------------
                              Name:  R.F. Syron
                                   ---------------------------------------
                              Title:  Chairman and Chief Executive Officer
                                    --------------------------------------

                              KADANT INC.

                              By: /s/ William A. Rainville
                                  ------------------------------------------
                              Name:  William A. Rainville
                                   -----------------------------------------
                              Title:  President and Chief Executive Officer
                                    ----------------------------------------

     Attachments:

     Exhibit A  Tax Matters Agreement

     Exhibit B  Transition Services Agreement

                                Schedule 9.4(b)

                      Certain Agreements and Arrangements
                      -----------------------------------

1. The guaranty by the Thermo Electron Group of Kadant's obligations under the Kadant Debentures as set forth on the certificates representing the Kadant Debentures.

2. The guaranty by the Thermo Electron Group of Thermo Fibergen's obligations with respect to the Fibergen Redemption Rights as set forth on the certificates representing the Fibergen Redemption Rights.

3. Sections 3, 4, 5, 6 and 7 of the Amended and Restated Master Cash Management, Guarantee Reimbursement, and Loan Agreement dated as of June 1, 1999 by and between Kadant and Thermo Electron.

4. Sections 3, 4, 5, 6 and 7 of the Amended and Restated Master Cash Management, Guarantee Reimbursement, and Loan Agreement dated as of June 1, 1999 by and between Thermo Fibergen and Thermo Electron.